UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

BLACK RIDGE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

_____________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount Previously Paid:

(2)       Form, Schedule or Registration Statement No.:

(3)       Filing Party:

(4)       Date Filed:

NOTICE OF NEW DATE FOR SPECIAL MEETING - PLEASE VOTE YOUR PROXY TODAY

July 30, 2019

Dear Stockholder:

You previously received proxy materials relating to proposals to be voted on by stockholders of Black Ridge Acquisition Corp. (“BRAC”) at a Special Meeting of Stockholders originally called for June 28, 2019. The Special Meeting was subsequently adjourned. This important notice is to inform you that the Special Meeting will now take place on August 9, 2019 at 10:00 a.m. The adjourned meeting will be held at the offices of Graubard Miller, BRAC’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

The purpose of the adjourned Special Meeting as described in BRAC’s proxy materials is to vote on the following proposals:

(1)       to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 19, 2018 (the “Agreement”), by and among BRAC, Black Ridge Merger Sub Corp. (“Merger Sub”), Allied Esports Media, Inc. (f/k/a Allied Esports Entertainment, Inc.) (“AEM”), Noble Link Global Limited (“Noble”), Ourgame International Holdings Ltd. (“Ourgame”), and Primo Vital Ltd. (“Primo”), pursuant to which, among other things, Noble will merge with and into AEM (the “Redomestication Merger”) with AEM being the surviving entity of the Redomestication Merger, and immediately after the Redomestication Merger, Merger Sub will merge with and into AEM (the “Transaction Merger”), with AEM being the surviving entity of the Transaction Merger and becoming a wholly-owned subsidiary of BRAC, as described in more detail in this proxy statement, and to approve the transactions contemplated by the Agreement, including the issuance of the merger consideration thereunder (collectively, the “business combination”).

(2)       to consider and vote upon separate proposals to approve amendments to the amended and restated certificate of incorporation of BRAC, effective following the business combination, to (i) change the name of BRAC from “Black Ridge Acquisition Corp.” to “Allied Esports Entertainment, Inc.”; (ii) increase the number of authorized shares of BRAC Common Stock from 35,000,000 shares to 65,000,000 shares; and (iii) remove provisions that will no longer be applicable to BRAC after the business combination.

(3)       to elect 11 directors who, upon consummation of the business combination, will be the directors of BRAC.

(4)       to consider, vote upon and adopt an equity incentive plan to be effective upon consummation of the business combination.

(5)       to consider and vote upon a proposal to adjourn the special meeting to a later date or dates if it is determined by the officer presiding over the special meeting that more time is necessary for BRAC to consummate the business combination.

The record date for determining stockholders entitled to notice of and to vote at the Special Meeting remains June 10, 2019. To ensure your representation at the Special Meeting, you are urged to complete, sign, date and return the proxy card previously sent to you, if you have not already done so, as soon as possible. If you are a stockholder of record of BRAC common stock, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, obtain a proxy from your broker or bank.

For the reasons set forth in the proxy statement, dated June 28, 2019, the Board of Directors recommends that you vote “FOR” each of the above proposals.

If you need assistance voting your shares, please call Morrow Sodali, BRAC’s proxy solicitor, at 800-662-5200 (banks and brokers can call collect at 203-658-9400).

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

/s/ Ken DeCubellis

Ken DeCubellis

Chairman of the Board and Chief Executive Officer

July 30, 2019